Exhibit 3.1
SECOND AMENDMENT TO THE THIRD AMENDED AND RESTATED BYLAWS
OF
NATIONAL RETAIL PROPERTIES, INC.
(adopted on December 13, 2007)
     Article VII of the Third Amended and Restated Bylaws of National Retail Properties, Inc., is hereby deleted in its entirety and replaced with the following:
     Section 1. Form and Number. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the President or the Vice President and countersigned by the Treasurer, the Secretary or an Assistant Treasurer or Assistant Secretary certifying the number of shares owned by the holder in the Corporation. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as if the officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue. Each certificate representing shares of stock which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a treatment of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any Stockholder, upon request and without charge, a full statement of such information. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation). To the extent required by Maryland law, within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the holder thereof a written notice that shall set forth (i) the name of the Corporation, (ii) the name of the holder or other person to whom the shares are issued, (iii) the class of stock and number of shares represented, (iv) the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class of the Corporation, (v) the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, and (vi) any restrictions on transferability of the shares issued, if any, and a full statement of the restrictions or a statement that the Corporation will furnish information about the restrictions to the holder on request without charge.
     Section 2. Lost Certificates. The Board of Directors may direct that a new stock certificate or certificates be issued in place of any certificate or certificates therefore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond in such sum as it may direct as Indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 3. Transfer of Shares. Certificates shall be treated as negotiable, and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. No transfers of shares of the Company shall be made if (i) void ab initio pursuant to any provision of the Articles of Incorporation, (ii) the Board of Directors, pursuant to any provision of the Articles of Incorporation or other written agreement between or among any Stockholder(s) and the Corporation, shall have refused to permit the transfer of such shares, or (iii) the shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state blue-sky or securities laws, unless exemptions from the registration requirements of the Act and applicable state blue-sky or securities laws are, in the opinion of counsel, satisfactory to the Corporation, for the transferor, available. Permitted transfers of shares of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares accompanied by proper evidence of authority to transfer, as to any transfer not prohibited by any provision of the Articles of Incorporation or by action of the Board of Directors thereunder, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Shares of stock that are not represented by a certificate shall be transferable or assignable on the stock transfer books of the Corporation by the holder submitting to the

Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may reasonably require.
     Section 4. Fixing Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than ninety (90) nor less than ten (10) days before the date of a Stockholders’ meeting, nor more than ninety (90) days prior to the payment of such dividends, the distribution or exercise of such rights or the taking of any other lawful action.
     In lieu of fixing a record date, the Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten (10) days before the date of such meeting.
     If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders, (a) the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Directors, declaring the dividend or allotment of rights, is adopted, but the payment or allotment may not be made more than sixty (60) days after the date on which the resolution is adopted.
     When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than one hundred twenty (120) days after record date fixed for the original meeting, in either of which case a new record date shall be determined set forth herein.
     Section 5. Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of stock of the Corporation, whether certificated or uncertificated, as the owner thereof for all purposes, including all rights deriving from such shares, and except as required by law shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Except as required by law, no such purchaser, assignee, transferee or other person shall be entitled to receive notice of the meetings of Stockholders, to vote at such meetings, to examine a complete list of the Stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

     Section 6. Fractional Shares; Issuance of Units. The Board of Directors may issue fractional shares or provide for the issuance of scrip, both in certificated or uncertificated form, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such units may be transferred on the books of the Corporation only in such units.